EXHIBIT  32




                          SECTION 1350 CERTIFICATION




The following statement is being made to the Securities and Exchange Commission solely for purposes of Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C.
1349), which carries with it certain criminal penalties in the event of a knowing or willful misrepresentation.

Each of the undersigned hereby certifies that the Annual Report on Form 10-K for the period ended June 30, 2003 fully complies with the requirements of
Section 13(a) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of the registrant.


Dated:  September 8, 2003

                                    /s/  Roger L. Fix
                                    _______________________________
                                    Roger L. Fix
                                    President/Chief Executive Officer



Dated:  September 8, 2003

                                    /s/  Christian Storch
                                    _______________________________
                                    Christian Storch
                                    Vice President/Chief Financial Officer